Exhibit 99.1
optionsXpress Announces Second Quarter Results
CHICAGO, IL, July 26, 2011 — optionsXpress Holdings, Inc. (NasdaqGS: OXPS) today reported results for the three months ended June 30, 2011.
Highlights from the second quarter 2011 included:
•	Revenues of $59.2 million, a 10% decrease year-over-year
•	Net income of $8.8 million, or $0.15 per diluted share
•	Retail daily average revenue trades (DARTs) of 32,200, a 2% decrease year-over-year
•	Net new account growth of 8,100 during the quarter, resulting in 397,400 customer accounts, a 9% increase year-over-year
•	Ending customer assets of $8.4 billion, a 20% increase year-over-year
“While we did see trading activity slow somewhat in the short-term, primarily in the back half of the second quarter, customer accounts grew at an annualized rate of 8% and customer assets were flat while the S&P 500, NASDAQ and Russell 2000 indices all declined,” commented David Fisher, Chief Executive Officer of optionsXpress. “We are encouraged that our customer growth continues to demonstrate the long-term value of our product for derivatives traders.”
For the second quarter, Retail DARTs were 32,200, 2% lower than the second quarter of 2010, and down 12% from the first quarter of 2011. Total net revenues decreased 10% from the second quarter of 2010 and were down 10% when compared to the first quarter of 2011. Resulting net income was $8.8 million, or $0.15 per diluted share, a 43% decrease from the $15.6 million reported in the second quarter of 2010.
Second quarter results included approximately $2.6 million in one-time legal costs related to an agreement to settle a customer matter. Second quarter results also included approximately $1.6 million in expenses related to the merger with The Charles Schwab Corporation that was previously announced on March 21, 2011. Finally, the Company recognized non-cash gains related to prior acquisitions of approximately $1.9 million in the quarter. All of these items together in the second quarter reduced income before taxes by approximately $2.3 million and reduced net income by approximately $2.0 million.
Proposed Merger by Schwab
On March 21, 2011, optionsXpress Holdings, Inc. and The Charles Schwab Corporation announced that they had entered into a definitive agreement under which Schwab will acquire optionsXpress. Under the terms of the agreement, optionsXpress stockholders will receive 1.02 shares of Schwab stock for each share of optionsXpress stock. Based on Schwab’s closing stock price as of March 18, 2011, the transaction values each optionsXpress share at $17.91, resulting in a total transaction value of approximately $1.0 billion.

On April 22, 2011, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to The Charles Schwab Corporation’s pending acquisition of optionsXpress Holdings, Inc.
This transaction is expected to close as soon as we receive the necessary regulatory and shareholder approvals, which we anticipate will be in the third quarter of 2011. Until the transaction is completed, optionsXpress and Schwab will continue to act as separate businesses.
About optionsXpress Holdings, Inc.
optionsXpress Holdings, Inc., a pioneer in equity options and futures trading, offers an innovative suite of online brokerage services for investor education, strategy evaluation and trade execution. optionsXpress Holdings subsidiaries include optionsXpress, Inc., a retail online brokerage specializing in options and futures, brokersXpress, LLC, an online trading and reporting platform for independent investment professionals, Open E Cry, LLC, an innovative futures broker offering direct access futures trading for high volume commodities and futures traders through its proprietary software platform, and Optionetics, Inc, a leading provider of investment education services, including live seminars, proprietary software analytics, online and offline educational products and individual coaching.
More information can be found in the Investor Relations section of optionsXpress’ website at http://www.optionsxpress.com/investor.
Safe Harbor
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements that refer to expectations, projections or other characterizations of future events or circumstances and are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “will,” “may,” “aim,” “target,” “could,” “should,” “continue,” “build,” “improve,” “growth,” “increase,” and other similar expressions. These forward-looking statements relate to the business combination transaction involving The Charles Schwab Corporation (“Schwab”) and optionsXpress Holdings, Inc. (“optionsXpress”), including expected synergies; timing of closing; client and stockholder benefits; management; accretion; growth; client retention; and merger-related charges which reflect management’s beliefs, objectives and expectations as of the date hereof. Achievement of the expressed beliefs, objectives and expectations is subject to risks and uncertainties that could cause actual results to differ materially from those beliefs, objectives or expectations. Important transaction-related factors that may cause such differences include, but are not limited to, the risk that expected revenue, expense and other synergies from the transaction may not be fully realized or may take longer to realize than expected; the parties are unable to successfully implement their integration strategies; failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all, including regulatory approvals; failure of the optionsXpress stockholders to approve the merger; and disruptions to the parties’ businesses as a result of the announcement and pendency of the merger. Other important factors include general market conditions, including the level of interest rates, equity valuations and trading activity; the parties’ ability to attract and retain clients and grow client assets/relationships; competitive pressures on rates and fees; the level of client assets, including cash balances; the impact of changes in market conditions on money market fund fee waivers, revenues, expenses and pre-tax margins; capital needs; the parties’ ability to develop and launch new products, services and capabilities in a timely and successful manner; the effect of adverse developments in litigation or regulatory matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in Schwab’s and optionsXpress’ Annual Reports on Form 10-K for the fiscal year ended December 31, 2010. Schwab and optionsXpress disclaim any obligation and do not intend to update or revise any forward-looking statements.

In connection with the proposed transaction, Schwab filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 on April 21, 2011, as amended on July 22, 2011, that included a proxy statement/prospectus for the stockholders of optionsXpress. optionsXpress will mail the final proxy statement/prospectus to its stockholders after the foregoing registration statement is declared effective by the SEC. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed transaction and other relevant documents filed with the SEC when they become available because they will contain important information. Copies of all documents filed with the SEC regarding the proposed transaction may be obtained, free of charge, at the SEC’s website (http://www.sec.gov). These documents, when available, may also be obtained, free of charge, from Schwab’s website, www.aboutschwab.com/investor, under the tab “Financials and SEC Filings” or from optionsXpress’ website, www.optionsXpress.com/investor, under the item “SEC Filings.”
Participants in this transaction
Schwab, optionsXpress and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the optionsXpress stockholders in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the stockholders of optionsXpress in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information about Schwab’s executive officers and directors is available in Schwab’s Annual Report on Form 10-K filed with the SEC on February 25, 2011 and Schwab’s definitive proxy statement filed with the SEC on March 30, 2011. Information about optionsXpress’ executive officers and directors is available in optionsXpress’ 10-K/A filed with the SEC on April 27, 2011. You can obtain free copies of these documents from Schwab and optionsXpress using the contact information above.
FOR FURTHER INFORMATION:
Investor Inquiries:
Adam DeWitt
(877) 280-9010

optionsXpress Holdings, Inc.
Consolidated Statements of Operations
In thousands, except per share data
(Unaudited)

	Three Months Ended
	June	June	Change
	30, 2011	30, 2010	$	%
Revenues:
Commissions	$41,764	$44,713	$(2,949)	(7%)
Other brokerage-related revenue	4,730	5,243	(513)	(10%)
Interest revenue and fees	3,857	4,826	(969)	(20%)
Interest expense	(58)	(56)	(2)	4%

Net interest revenue and fees	3,799	4,770	(971)	(20%)
Education revenues	5,524	7,707	(2,183)	(28%)
Other income	3,374	3,067	307	10%

Net revenues	$59,191	$65,500	$(6,309)	(10%)

Expenses:
Compensation and benefits	$12,046	$11,854	$192	2%
Brokerage, clearing and other related expenses	10,407	10,250	157	2%
Brokerage advertising	4,600	5,747	(1,147)	(20%)
Education marketing and fulfillment	3,849	4,986	(1,137)	(23%)
Depreciation and amortization	2,180	2,277	(97)	(4%)
Loan interest and fees	1,001	—	1,001	n/a
Other general and administrative	10,133	5,794	4,339	75%

Total expenses	$44,216	$40,908	$3,308	8%

Income before income taxes	14,975	24,592	(9,617)	(39%)
Income taxes	6,133	9,005	(2,872)	(32%)

Net income	$8,842	$15,587	$(6,745)	(43%)

Basic earnings per share	$0.15	$0.27	$(0.12)	(44%)
Diluted earnings per share	$0.15	$0.27	$(0.12)	(44%)

Weighted average shares outstanding — basic	57,497	57,403	94	0%
Weighted average shares outstanding — diluted	57,861	57,611	250	0%

	Six Months Ended
	June	June	Change
	30, 2011	30, 2010	$	%
Revenues:
Commissions	$87,160	$84,311	$2,849	3%
Other brokerage-related revenue	10,581	9,741	840	9%
Interest revenue and fees	8,140	9,593	(1,453)	(15%)
Interest expense	(128)	(107)	(21)	20%

Net interest revenue and fees	8,012	9,486	(1,474)	(16%)
Education revenues	10,907	15,237	(4,330)	(28%)
Other income	8,428	3,756	4,672	124%

Net revenues	$125,088	$122,531	$2,557	2%

Expenses:
Compensation and benefits	$24,367	$23,502	$865	4%
Brokerage, clearing and other related expenses	20,151	19,268	883	5%
Brokerage advertising	9,983	10,116	(133)	(1%)
Education marketing and fulfillment	6,892	10,281	(3,389)	(33%)
Depreciation and amortization	4,346	4,568	(222)	(5%)
Loan interest and fees	2,014	—	2,014	n/a
Other general and administrative	20,139	11,370	8,769	77%

Total expenses	$87,892	$79,105	$8,787	11%

Income before income taxes	37,196	43,426	(6,230)	(14%)
Income taxes	14,126	15,951	(1,825)	(11%)

Net income	$23,070	$27,475	$(4,405)	(16%)

Basic earnings per share	$0.40	$0.48	$(0.08)	(17%)
Diluted earnings per share	$0.40	$0.48	$(0.08)	(17%)

Weighted average shares outstanding — basic	57,477	57,434	43	0%
Weighted average shares outstanding — diluted	57,845	57,643	202	0%

optionsXpress Holdings, Inc.
Consolidated Balance Sheets
In thousands
(Unaudited)

	Period Ended
	June 30,	December 31,	Change
	2011	2010	$	%
Assets:
Cash and cash equivalents	$50,153	$100,875	$(50,722)	(50%)
Cash and investments segregated in compliance with federal regulations	1,127,398	945,870	181,528	19%
Receivables from brokerage customers, net	252,241	235,589	16,652	7%
Receivables from brokers, dealers and clearing organizations	13,441	25,686	(12,245)	(48%)
Investments in securities	10,562	11,442	(880)	(8%)
Deposits with clearing organizations	20,712	20,480	232	1%
Fixed assets, net	11,062	11,345	(283)	(2%)
Goodwill	87,489	85,360	2,129	2%
Other intangible assets, net	3,691	4,837	(1,146)	(24%)
Other assets	39,968	31,434	8,534	27%

Total assets	$1,616,717	$1,472,918	$143,799	10%

Liabilities and stockholders’ equity:

Liabilities
Payables to brokerage customers	$1,322,206	$1,193,479	$128,727	11%
Payables to brokers, dealers and clearing organizations	4,551	1,711	2,840	166%
Accrued liabilities and accounts payable	23,907	19,471	4,436	23%
Current and deferred income taxes	562	651	(89)	(14%)
Other liabilities	25,812	32,521	(6,709)	(21%)
Long-term debt	110,400	120,000	(9,600)	(8%)

Total liabilities	1,487,438	1,367,833	119,605	9%

Stockholders’ equity	129,279	105,085	24,194	23%

Total liabilities and stockholders’ equity	$1,616,717	$1,472,918	$143,799	10%

optionsXpress Holdings, Inc.
Statistical Operating Data

	Three Months Ended
	June 30,	June 30,	Change
	2011	2010	$ or #	%
Number of customer accounts (at period end)(1)	397,400	365,500	31,900	9%
Daily average revenue trades (‘‘DARTs’’) (2)
Retail DARTs	32,200	32,700	(500)	(2%)
Institutional DARTs	15,300	17,100	(1,800)	(11%)

Total DARTs	47,500	49,800	(2,300)	(5%)
Customer trades per account (3)	30	35	(5)	(14%)
Average commission per trade	$13.94	$14.26	$(0.32)	(2%)
Option trades as a % of total trades	43%	40%	3%
Brokerage advertising expense per net new customer account (4)	$568	$737	$(169)	(23%)
Total client assets (000s)	$8,403,112	$7,030,199	$1,372,913	20%
Client margin balances (000s)	$227,595	$204,194	$23,401	11%

	Six Months Ended
	June 30,	June 30,	Change
	2011	2010	$ or #	%
Number of customer accounts (at period end)(1)	397,400	365,500	31,900	9%
Daily average revenue trades (‘‘DARTs’’) (2)
Retail DARTs	34,400	31,500	2,900	9%
Institutional DARTs	14,700	15,700	(1,000)	(6%)

Total DARTs	49,100	47,200	1,900	4%
Customer trades per account (3)	32	33	(1)	(3%)
Average commission per trade	$14.23	$14.40	$(0.17)	(1%)
Option trades as a % of total trades	44%	41%	3%
Brokerage advertising expense per net new customer account (4)	$556	$707	$(151)	(21%)
Total client assets (000s)	$8,403,112	$7,030,199	$1,372,913	20%
Client margin balances (000s)	$227,595	$204,194	$23,401	11%

(1)	Customer accounts are open, numbered accounts.

(2)	DARTs are total revenue-generating trades for a period divided by the number of trading days in that period.

(3)	Customer trades per account are total trades divided by the average number of total customer accounts during the period. Customer trades are annualized.

(4)	Calculated based on total net new customer accounts opened during the period.

optionsXpress Holdings, Inc.
Segment Information
In thousands

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Revenue
Brokerage services	$53,859	$57,797	$114,550	$107,288
Education services	6,003	8,186	11,867	16,200
Eliminations	(671)	(483)	(1,329)	(957)

Revenue	$59,191	$65,500	$125,088	$122,531

Income/(loss) before income taxes
Brokerage services	$16,776	$25,637	$40,352	$45,973
Education services	(1,801)	(1,045)	(3,156)	(2,547)

Income before income taxes	$14,975	$24,592	$37,196	$43,426